As filed with the Securities and Exchange Commission on November 8, 2019

Registration No. 333-234459

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1

to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Biocept, Inc.

(Exact name of registrant as specified in its charter)

Delaware	8071	80-0943522
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

5810 Nancy Ridge Drive

San Diego, CA 92121

(858) 320-8200

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Michael W. Nall

Chief Executive Officer and President

Biocept, Inc.

5810 Nancy Ridge Drive

San Diego, CA 92121

(858) 320-8200

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Charles J. Bair Cooley LLP 4401 Eastgate Mall San Diego, CA 92121 (858) 550-6142	Barry L. Grossman Sarah E. Williams Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, NY 10105 (212) 370-1300

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Amendment No. 1 (“Amendment No. 1”) to the Registration Statement on Form S-1 (“Registration Statement”) is being filed solely for the purpose of filing Exhibits 4.19 and 4.20. This Amendment No. 1 does not modify any provision of the prospectus that forms a part of the Registration Statement and accordingly, such prospectus has been omitted.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution.

The following table sets forth the costs and expenses, other than underwriting discounts, paid or payable by Biocept, Inc., or the Registrant, in connection with the sale and distribution of the securities being registered. All amounts are estimated except the SEC registration fee and the Financial Industry Authority, Inc., or FINRA, filing fee.

Item	Amount
SEC registration fee		$3,583
FINRA filing fee		4,640
Blue-sky qualification fee and expenses		*
Legal fees and expenses		*
Accounting fees and expenses		*
Printing and engraving expenses		*
Transfer agent and registrar fees and expenses		*
Miscellaneous fees and expenses		*

Total	$	*

____________

* To be filed by amendment

Item 14.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporation Law authorizes a court to award, or a corporation’s board of directors to grant, indemnity to directors and officers in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities, including reimbursement for expenses incurred, arising under the Securities Act.

The Registrant’s amended certificate of incorporation provides for indemnification of its directors and executive officers to the maximum extent permitted by the Delaware General Corporation Law, and the Registrant’s amended and restated bylaws provide for indemnification of its directors and executive officers to the maximum extent permitted by the Delaware General Corporation Law.

In addition, the Registrant has entered into indemnification agreements with each of its current directors and executive officers. These agreements will require the Registrant to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to the Registrant and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Registrant also intends to enter into indemnification agreements with its future directors and executive officers.

Item 15.	Recent Sales of Unregistered Securities.

Since January 1, 2016, the Registrant made sales of the unregistered securities discussed below. The offers, sales and issuances of the securities described below were exempt from registration under the Securities Act by virtue of Section 4(a)(2) of the Securities Act. The share and per share figures set forth below relating to issuances of the Registrant’s securities that occurred before July 6, 2018 give retrospective effect to a 1-for-30 reverse stock split of the Registrant’s outstanding common stock effected on July 6, 2018.

2017 Registered Direct and Private Warrant Issuance

On March 28, 2017, the Registrant entered into a Securities Purchase Agreement with certain purchasers identified on the signature pages thereto, pursuant to which the Registrant sold, in a registered direct offering, an aggregate of 144,000 shares of common stock at a negotiated purchase price of $64.50 per share, pursuant to an effective shelf registration statement on Form S-3. The Registrant received aggregate gross proceeds of approximately $9.3 million, before deducting fees to the placement agent and other offering expenses payable by the Registrant. In a concurrent private placement, the Registrant also sold to the purchasers a warrant to purchase one half of a share of common stock for each share purchased for cash in the offering. The warrants sold in the offering are exercisable beginning on the six-month anniversary of the date of issuance at an exercise price of $75.00 per share and will expire five years following the date they become exercisable. The warrants are exercisable on a “cashless” basis in certain circumstances. Roth Capital Partners, LLC acted as the lead placement agent for the offering, and WestPark Capital and Chardan Capital Markets, LLC acted as co-placement agents and were entitled to a cash fee of 6.0% of the gross proceeds paid to the Registrant in the offering and reimbursement of certain out-of-pocket expenses.

Ally Bridge Private Placement

On August 9, 2017, the Registrant entered into a common stock and warrant purchase agreement with Ally Bridge LB Healthcare Master Fund Limited pursuant to which the Registrant issued and sold in a private placement an aggregate of 48,889 shares of common stock, together with a warrant to purchase an additional 47,821 shares of common stock, for an aggregate purchase price of approximately $2.2 million. The warrant has an exercise price per share equal to $45.00, is immediately exercisable and will expire on the fifth anniversary of the original issuance date.

Pursuant to the common stock and warrant purchase agreement, the Registrant agreed to file a registration statement to cover the resale of the shares of common stock issued to Ally Bridge LB Healthcare Master Fund Limited, as well as the shares of common stock issuable upon exercise of the warrant issued to Ally Bridge LB Healthcare Master Fund Limited, and to keep such registration statement effective until the date on which all of the 96,710 shares registered for resale under the registration statement have been sold or can be sold publicly without condition or restriction under Rule 144 under the Securities Act.

2018 Registered Direct and Private Warrant Issuance

On September 20, 2018, the Registrant entered into a Securities Purchase Agreement with certain purchasers identified on the signature pages thereto, pursuant to which the Registrant offered pursuant to an effective shelf registration statement on Form S-3 an aggregate of 642,438 shares of common stock and pre-funded warrants to purchase 120,000 shares of common stock, for aggregate gross proceeds to the Registrant of approximately $2.5 million, before deducting fees to the placement agents and other estimated offering expenses payable by the Registrant. In a concurrent private placement, the Registrant issued Series A Common Stock Purchase Warrants to purchase an aggregate of 762,438 shares of our common stock that are exercisable beginning on the six-month anniversary of the date of issuance at an exercise price of $3.16 per share and will expire on the five year anniversary of the initial exercise date. Maxim Group LLC acted as the lead placement agent and Dawson James Securities, Inc. acted as co-placement agent for the Registrant, each on a “reasonable best efforts” basis, in connection with the offering, and received a cash fee of 7.0% of the gross proceeds paid to the Registrant for the securities and reimbursement of certain out-of-pocket expenses.

March 2019 Private Warrant Issuance

On March 19, 2019, the Registrant sold and issued in a private placement warrants to purchase an aggregate of 5,950,000 share of common stock. The warrants were issued to purchasers who purchased shares of common stock in a concurrent registered offering. The warrants were exercisable immediately on the date of issuance at an exercise price of $1.25 per share, with an expiration date of 5.5 years following the date of issuance. The warrants and the warrant shares were not registered at the time of issuance under the Securities Act, and were offered pursuant to the exemption provided in Section 4(a)(2) under the Securities Act and Rule 506(b) promulgated thereunder.

Maxim Group LLC acted as the lead placement agent and Dawson James Securities, Inc. acted as co-placement agent for the Registrant, each on a “reasonable best efforts” basis, in connection with the offering, and received a cash fee of 6% of the gross proceeds paid to the Registrant for the securities sold in the private placement and concurrent public offering, and reimbursement of certain out-of-pocket expenses.

May 2019 Warrant Exchange

On January 30, 2018, the Registrant issued warrants to purchase up to an aggregate of 1,089,169 shares of common stock, which had an initial exercise price per share of $15.00 which was subsequently reduced to $1.20 per share (the “January Warrants”). On February 12, 2019, the Registrant issued warrants to purchase up to an aggregate of 7,165,000 shares of common stock with an exercise price per share of $1.20 (the “February Warrants”). On March 19, 2019, the Registrant issued warrants to purchase up to an aggregate of 5,950,000 shares of common stock with an exercise price per share of $1.25 (the “March Warrants” and together with the January Warrants and the February Warrants, the “Existing Warrants”). The January Warrants were immediately exercisable and are set to expire on January 30, 2023. The February Warrants were immediately exercisable and are set to expire on February 12, 2024. The March Warrants were immediately exercisable and are set to expire on September 19, 2024.

On May 28, 2019, the Registrant entered into Warrant Exercise Agreements (the “Exercise Agreements”) with certain of the holders of the Existing Warrants (the “Exercising Holders”). Pursuant to the Exercise Agreements, the Exercising Holders and the Registrant agreed that, subject to any applicable beneficial ownership limitations, the Exercising Holders would cash exercise up to 20% of their Existing Warrants (the “Investor Warrants”) into shares of common stock underlying such Existing Warrants (the “Exercised Shares”). In order to induce the Exercising Holders to cash exercise the Investor Warrants, the Exercise Agreements provide for the issuance of new warrants to purchase up to an aggregate of approximately 7,736,107 shares of common stock (the “New Warrants”), with such New Warrants to be issued in an amount equal to 75% of the number of Exercised Shares underlying any Investor Warrants that are cash exercised by July 15, 2019 (which was subsequently extended to July 31, 2019). The New Warrants are exercisable upon issuance and terminate on the date that is five-years and six-months following the initial exercise date. The New Warrants have an exercise price per share of $1.31.

The January Warrants and the underlying shares of common stock were registered pursuant to the Registrant’s Registration Statement on Form S-1 (File No. 333-221648), as amended, filed with the SEC under the Securities Act on November 17, 2017, which became effective on January 25, 2018, and the Registrant’s Registration Statement on Form S-1 (File No. 333-222706), filed with the SEC under the Securities Act on January 26, 2018, which became effective on January 25, 2018, and the related prospectus dated January 30, 2018. The February Warrants and the underlying shares of common stock were registered pursuant to the Registrant’s Registration Statement on Form S-1 (File No. 333-228566), as amended, filed with the SEC under the Securities Act on November 28, 2018, which became effective on February 7, 2019, and the related prospectus dated February 12, 2019. The March Warrants and the underlying shares of common stock were registered pursuant to the Registrant’s Registration Statement on Form S-1 (File No. 333-230797), as amended, filed with the SEC under the Securities Act on April 10, 2019, which became effective on April 23, 2019, and the related prospectus dated April 22, 2019.

Item 16.	Exhibits and Financial Statement Schedules.

(a) Exhibits

The following exhibits are being filed with this Registration Statement:

Exhibits:	Description
1.1†	Form of Underwriting Agreement.
3.1	Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.1.4 of the Registrant’s Current Report on Form 8-K, filed with the SEC on February 14, 2014).
3.2	Amended and Restated Bylaws (incorporated by reference to Exhibit 3.2.1 of the Registrant’s Registration Statement on Form S-1 (File No. 333-191323), filed with the SEC on September 23, 2013).
3.3	Certificate of Amendment of Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on September 29, 2016).
3.4	Amendment to Amended and Restated Bylaws (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on September 29, 2017).
3.5	Certificate of Amendment to Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on July 6, 2018).
3.6

Certificate of Designation of Preference, Rights and Limitations of Series A Convertible Preferred Stock (incorporated by reference to Exhibit 3.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on August 13, 2018).

4.1	Reference is made to Exhibits 3.1, 3.2, 3.3, 3.4, 3.5 and 3.6.
4.2	Specimen Common Stock certificate of Biocept, Inc. (incorporated by reference to Exhibit 4.3 of the Registrant’s Annual Report on Form 10-K, filed with the SEC on March 28, 2017).

4.3

Form of Warrant issued to the lenders under the Loan and Security Agreement, dated as of April 30, 2014, by and among Biocept, Inc., Oxford Finance LLC, as collateral agent, and the lenders party thereto from time to time, including Oxford Finance LLC (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on May 6, 2014).

4.4

Form of Warrant to Purchase Common Stock (incorporated by reference to Exhibit 4.5 of the Registrant’s Registration Statement on Form S-1 (File No. 333-201437), filed with the SEC on February 6, 2015).

4.5

Form of Common Stock Purchase Warrant issued to the investors under the Securities Purchase Agreement, dated April 29, 2016, by and among Biocept, Inc. and the purchasers signatory thereto (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on April 29, 2016).

4.6

Form of Warrant to Purchase Common Stock (incorporated by reference to Exhibit 4.16 of the Registrant’s Post-Effective Amendment to Registration Statement on Form S-1 (File No. 333-213111), filed with the SEC on October 14, 2016).

4.7

Form of Common Stock Purchase Warrant issued to the investors under the Securities Purchase Agreement, dated March 28, 2017, by and among Biocept, Inc. and the purchasers signatory thereto (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on March 30, 2017).

4.8

Common Stock Purchase Warrant issued by the Registrant in favor of Ally Bridge LB Healthcare Master Fund Limited under the Common Stock and Warrant Purchase Agreement dated August 9, 2017 (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on August 10, 2017).

4.9

Common Stock Purchase Warrant issued in favor of Dawson James Securities, Inc. under the Securities Purchase Agreement dated December 5, 2017 (incorporated by reference to Exhibit 4.18 of the Registrant’s Registration Statement on Form S-1 (File No. 333-221648), filed with the SEC on January 22, 2018).

4.10

Form of Warrant to Purchase Common Stock issued to the investors under the Securities Purchase Agreement, dated January 26, 2018 (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on January 30, 2018).

4.11

Warrant Agency Agreement dated August 13, 2018 by and between the Registrant and Continental Stock Transfer & Trust Company (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on August 13, 2018).

4.12

Form of Series A Common Stock Purchase Warrant (incorporated by reference to Exhibit 3.6 of the Registrant’s Registration Statement on Form S-1 (File No. 333-225147), filed with the SEC on July 11, 2018).

4.13	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on September 24, 2018).
4.14	Form of Series A Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.2 of the Registrant’s Current Report on Form 8-K, filed with the SEC on September 24, 2018).
4.15

Form of Series B Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.24 of the Registrant’s Registration Statement on Form S-1 (File No. 333-228566), filed with the SEC on November 28, 2018).

4.16	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.25 of the Registrants Registrations Statement on Form S-1 (File No. 333-228566), filed with the SEC on November 28, 2018).
4.17	Form of Series B Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on March 18, 2019).
4.18	Form of Series C Common Stock Purchase Warrant (incorporated by reference to Exhibit 4.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on May 29, 2019).
4.19	Form of Common Stock Warrant.
4.20	Form of Pre-Funded Warrant.

5.1†	Opinion of Cooley LLP.
10.1+	2007 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 of the Registrant’s Registration Statement on Form S-1 (File No. 333-191323), filed with the SEC on September 23, 2013).
10.2+

Form of Stock Option Grant Notice and Option Agreement under 2007 Equity Incentive Plan (incorporated by reference to Exhibit 10.1.1 of the Registrant’s Registration Statement on Form S-1 (File No. 333-191323), filed with the SEC on September 23, 2013).

10.3+

Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement under 2007 Equity Incentive Plan (incorporated by reference to Exhibit 10.1.2 of the Registrant’s Registration Statement on Form S-1 (File No. 333-191323), filed with the SEC on September 23, 2013).

10.4+

Form of Indemnification Agreement between the Registrant and its officers and directors (incorporated by reference to Exhibit 10.3 of the Registrant’s Registration Statement on Form S-1 (File No. 333-191323), filed with the SEC on September 23, 2013).

10.5+

Form of Indemnity Agreement between Biocept, Inc., a California corporation, and its officers and directors (incorporated by reference to Exhibit 10.4 of the Registrant’s Registration Statement on Form S-1 (File No. 333-191323), filed with the SEC on September 23, 2013).

10.6+

Employment Agreement, between the Registrant and Michael W. Nall, effective as of August 26, 2013 (incorporated by reference to Exhibit 10.6 of the Registrant’s Registration Statement on Form S-1 (File No. 333-191323), filed with the SEC on September 23, 2013).

10.7+

Employment Agreement, between the Registrant and Lyle J. Arnold, dated April 30, 2011(incorporated by reference to Exhibit 10.7 of the Registrant’s Registration Statement on Form S-1 (File No. 333-191323), filed with the SEC on September 23, 2013).

10.8

Lease, between the Registrant and Nexus Equity VIII LLC, dated March 31, 2004 (incorporated by reference to Exhibit 10.11 of the Registrant’s Registration Statement on Form S-1 (File No. 333-191323), as amended, filed with the SEC on November 5, 2013).

10.9

First Amendment to Lease, between the Registrant and ARE-SD Region No. 18, LLC, dated November 1, 2011(incorporated by reference to Exhibit 10.11.1 of the Registrant’s Registration Statement on Form S-1 (File No. 333-191323), filed with the SEC on September 23, 2013).

10.10

Second Amendment to Lease, between the Registrant and ARE-SD Region No. 18, LLC, dated September 10, 2012 (incorporated by reference to Exhibit 10.11.2 of the Registrant’s Registration Statement on Form S-1 (File No. 333-191323), filed with the SEC on September 23, 2013).

10.11

Third Amendment to Lease, between the Registrant and ARE-SD Region No. 18, LLC, dated as of January 31, 2013, and effective as of January 1, 2013 (incorporated by reference to Exhibit 10.11.4 of the Registrant’s Registration Statement on Form S-1 (File No. 333-191323), filed with the SEC on September 23, 2013).

10.12

Fourth Amendment to Lease, between the Registrant and ARE-SD Region No. 18, LLC, dated as of September 10, 2013, and effective as of August 1, 2013 (incorporated by reference to Exhibit 10.11.5 of the Registrant’s Registration Statement on Form S-1 (File No. 333-191323), filed with the SEC on September 23, 2013).

10.13

Assignment and Exclusive Cross-License Agreement between the Registrant and Aegea Biotechnologies, Inc. dated June 2, 2012 (incorporated by reference to Exhibit 10.22 of the Registrant’s Registration Statement on Form S-1 (File No. 333-191323), as amended, filed with the SEC on January 30, 2014).

10.14+	2014 Annual Incentive Plan (incorporated by reference to Exhibit 10.2 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on August 8, 2014).
10.15+

First Amendment to Employment Agreement by and between the Registrant and Michael W. Nall, dated November 6, 2015 (incorporated by reference to Exhibit 10.4 to the Registrant’s Quarterly Report on Form 10-Q, filed with the SEC on November 9, 2015).

10.16+

Employment Agreement between the Registrant and Timothy Kennedy, dated July 25, 2016 (incorporated by reference to Exhibit 99.2 to the Registrant’s Current Report on Form 8-K, filed with the SEC on July 27, 2016).

10.17+

Second Amendment to Employment Agreement by and between the Registrant and Michael W. Nall dated November 1, 2017 (incorporated by reference to Exhibit 10.22 of the Registrant’s Registration Statement on Form S-1 (File no. 333-21648), filed with the SEC on January 22, 2018).

10.18+

Biocept, Inc. Amended and Restated 2013 Equity Incentive Plan, Form of Stock Option Grant Notice, Option Agreement, Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit agreement for use thereunder (incorporated by reference to Exhibit 99.1 of the Registrant’s Registration Statement on Form S-8, filed with the SEC on October 19, 2018).

10.19

Form of Securities Purchase Agreement by and between the Registrant and the purchasers party thereto, dated January 18, 2019 (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on January 18, 2019)

10.20

Placement Agency Agreement by and among the Registrant and Maxim Group LLC and Dawson James Securities, Inc., dated January 18, 2019 (incorporated by reference to Exhibit 10.2 of the Registrant’s Current Report on Form 8-K, filed with the SEC on January 18, 2019)

10.21	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on March 18, 2019).
10.22

Form of Warrant Exercise Agreement, dated May 28, 2019, by and between the Registrant and certain holders of warrants to purchase shares of the Registrant’s common stock (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on May 29, 2019).

10.23

Form of Amendment to Warrant Exercise Agreement, dated July 15, 2019, by and between the Registrant and certain holders of warrants to purchase shares of the Registrant’s common stock (incorporated by reference to Exhibit 10.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on July 18, 2019).

10.24+

Amended and Restated 2013 Equity Incentive Plan, as amended, Form of Stock Option Grant Notice, Option Agreement, Form of Restricted Stock Unit Grant Notice and Restricted Stock Unit Agreement for use thereunder (incorporated by reference to Exhibit 99.1 of the Registrant’s Current Report on Form 8-K, filed with the SEC on June 19, 2019).

23.1#	Consent of Mayer Hoffman McCann P.C.
23.2†	Consent of Cooley LLP (included in Exhibit 5.1).
24.1#	Power of Attorney.

____________________________

†	To be filed by amendment.
#	Previously filed.
+	Indicates management contract or compensatory plan.

(b) Financial Statement Schedules

No financial statement schedules are provided because the information called for is not required or is shown either in the financial statements or the notes thereto.

Item 17.	Undertakings

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser: each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Diego, California, on the 8th day of November, 2019.

BIOCEPT, INC.

By:	/s/ Michael W. Nall
Michael W. Nall
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Michael W. Nall Michael W. Nall	Chief Executive Officer, President and Director (Principal Executive Officer)	November 8, 2019

/s/ Timothy C. Kennedy Timothy C. Kennedy	Chief Financial Officer, Senior VP of Operations and Secretary (Principal Financial Officer and Principal Accounting Officer)	November 8, 2019

* David F. Hale	Chairman of the Board of Directors	November 8, 2019

* Marsha A. Chandler	Director	November 8, 2019

* Bruce E. Gerhardt	Director	November 8, 2019

* Bruce A. Huebner	Director	November 8, 2019

* Ivor Royston	Director	November 8, 2019

* M. Faye Wilson	Director	November 8, 2019
*By:	/s/ Michael W. Nall
Michael W. Nall Attorney-in-fact